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                                                                     EXHIBIT 10b

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DIRECTORS' GROUP LIFE
INSURANCE (OPTIONAL)

SUMMARY
Non-employee Directors are covered through a rider on Bell Atlantic Network Services, Inc.'s Group Life policy.

$100,000 coverage.

Term insurance, convertible at retirement, with no residuals.

The carrier is Metropolitan Life.

Director can accept coverage, elect to make an irrevocable assignment, or decline coverage entirely.

TAX IMPLICATIONS OF LIFE INSURANCE OPTIONS

While the following is the Company's view of the tax implications of your options under this life insurance program, a tax or financial advisor should be consulted when considering an irrevocable assignment of your insurance coverage, since an assignment would be an integral part of your estate and financial planning.*

LIFE INSURANCE COVERAGE FOR OUTSIDE DIRECTORS

The Board of Directors has authorized $100,000 of life insurance coverage for each outside director. However, the resolution also allows each outside director to decline the life insurance coverage, which he might do for income tax reasons. The actual premium cost of providing an outside director with $100,000 of life insurance coverage will have to be included in the outside director's income, even though he receives no cash. Since an outside director is not an employee of Bell Atlantic Corporation, the special income tax rules for group-term life insurance coverage would not apply, even though the actual coverage for outside directors may be provided through a Bell Atlantic group-term life insurance policy. As a consequence, the actual premium cost to Bell Atlantic is taxable as income. For example, if it costs Bell Atlantic Corporation $.75 per month to provide a 58-year old director $1,000 of coverage, then the director would have to report as income $900 for each year of coverage ($.75/$1,000 x $100,000 coverage x 12 months/year). Similarly, if it cost $1.17 per month to provide a 63-year old director $1,000 of coverage, the director would have to report $1404 as income for each year of coverage.


*See Commentary for the Benefit of the Director and His Attorney On Some Aspects
 of Absolute Assignments of Group Term Insurance", following in this section.
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COMMENTARY FOR THE BENEFIT OF THE DIRECTOR AND HIS* ATTORNEY ON SOME ASPECTS OF
ABSOLUTE ASSIGNMENTS OF GROUP TERM LIFE INSURANCE.

A. INTRODUCTION

The assignment of the ownership of life insurance, especially group term life insurance such as that provided by Bell Atlantic to its Directors, is a popular and effective estate planning tool. However, because the tax and state law rules in this area are quite complicated, it is essential that the Director secure advice from his own attorney before executing any assignment. Such advice cannot be given to the Director by the Insurance Company or by representatives of Bell Atlantic Corporation. Neither Bell Atlantic Corporation nor the Insurance Company assumes any responsibility for the adequacy or effect of an assignment for any purpose. These comments are for the purpose of informing the Director of some of the considerations and problems involved in determining whether to make an assignment.

B. RIGHTS IRREVOCABLY TRANSFERRED UNDER AN ASSIGNMENT

The Director who makes an assignment of Group Life Insurance irrevocably transfers to the assignee and loses all control over all rights, title, interest and incidents of ownership, both present and future, relating to the assigned Group Life Insurance. The assigned rights over which the assignor loses all control include but are not limited to the following:

1. The right to designate and change beneficiaries and contingent beneficiaries.

2. The right to elect or revise any Optional Mode of Settlement.

3. The right to make any application or election when and if the Director would otherwise be eligible to make such application or election.

4. The right to elect any optional increases in the amounts of insurance.

5. All other rights or incidents of ownership of any nature relating to the assigned insurance.

All the above rights, which would otherwise be exercisable by the Director would, following an assignment, be exercisable by the assignee.

C. FEDERAL ESTATE TAX CONSEQUENCES

The Internal Revenue Service has ruled that an absolute assignment by an insured party of all of his incidents of ownership in a Group Term Life Insurance policy wholly paid for by the Company is effective to prevent the insurance death proceeds from being included in his gross estate for Federal Estate Tax purposes under Internal Revenue Code Section 2042, provided that both the applicable state law and the policy itself permit the insured party to make such assignment, and that the assignment was made at least three years prior to the death of the insured party, as required by Section 2035 of the Code.

D. ASSIGNABILITY UNDER STATE LAW

The laws of almost all states permit the assignment of Group Term Life Insurance. Nonetheless, a Director contemplating an assignment should consult an attorney to determine any particular requirements of applicable state law.

E. ASSIGNMENTS CANNOT BE REVOKED

Once done, an assignment cannot be undone without the cooperation of the assignee. Therefore, a Director should reflect on the undesirable complications and loss of control which might result-if an assignment is followed by changes in family circumstances such as death of the assignee, divorce, remarriage, incompetency, etc. Also, there could possibly be changes in the Federal tax law that could


*For the sake of grammatical convenience, the masculine pronoun is used throughout the commentary.
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change some of the tax aspects involved.

F. DISPOSITION OF ASSIGNEE'S INTEREST BY WILL OR INTESTACY

If the assignee is an individual, when he dies the value of the assigned policy will be included in his estate for death tax purposes. However, should the assignee die before the insured Director--so that at the assignee's death the insurance will not yet have been converted to cash proceeds-- the policy will have only minimal value. A problem might arise in such a case, however, if the assignee's Will, or in the absence of a Will the applicable state intestacy laws, caused the policy to revert to the insured Director. In such a case, the Director would again be the owner of the policy and on the Director's death the full value of the proceeds of the policy would be included in his estate for death tax purposes. Further problems along these lines might arise if the assignee should by Will or under the intestate laws leave all or a portion of the policy to a minor or an incompetent who would be unable without the appointment of a guardian to exercise his ownership rights.

G. ADDITIONAL TAX CONSIDERATIONS--GIFT, ESTATE AND INCOME

The following very general Gift, Estate and Income Tax consequences should be considered: 1. A gratuitous assignment of a policy constitutes a gift for Federal gift tax purposes. However, as noted in F above, the value of the assigned policy is likely to be minimal. In addition, each premium payment with respect to the assigned policy made by the Company on behalf of the Director will also constitute a gift by the Director to the assignee. Whether the policy assignment or subsequent premium payments made on behalf of the Director will qualify for the annual gift tax exclusion (currently $10,000 per donee), depends on whether the assignment and subsequent premium payments are gifts of a "present interest" as defined in the Internal Code. An assignment to a trust (see 3 below), may not be a gift of a present interest, unless the trust is carefully drafted to comply with the Code's requirements. 2. If the Director should die within three years of making an assignment, the proceeds of the assigned policy will be included in his estate for Federal estate tax purposes.
3. An irrevocable trust can be the assignee of a Director's Group Term Life Insurance Policy. As noted above, if the Director lives for three years after making the assignment to such a trust the proceeds of the policy will not be included in his estate for Federal estate tax purposes. If the Director is married, even though the trust is designed so that after his death the policy proceeds are held in trust for his spouse and then for his children, the proceeds will not be included in his spouse's estate on her death, provided, of course, that the trust complies with the Internal Revenue Code's rules in this area. 4. The Director's or his assignee's group life insurance proceeds payable at his death are free from Federal income tax. If the policy beneficiary elects payment of the proceeds in installments or in an annuity, the interest element of the installment will constitute taxable income.

H. COMMUNITY PROPERTY LAW CONSIDERATIONS

In community property states, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas and Washington, generally when any part of a life insurance premium is paid from community funds during marriage, all or a part of the insurance proceeds may be considered community property.


*For the sake of grammatical convenience, the masculine pronoun is used throughout the commentary.
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Where an assignment is made to an assignee other than the spouse, consideration should be given to the rights of the Director's spouse under such laws in that the insured Director may not make a gift of his spouse's interest without her consent. These considerations apply to assignments made in states which have community property laws. They may also apply to an assignment previously made in a non-community property State if the Director subsequently becomes domiciled in a community property State and premium contributions are paid from community funds.

Since under community property laws a Director's spouse is considered a part owner of the policy, the Federal tax consequences of an assignment governed by community property law may be different from the consequences of an assignment made in a common law jurisdiction.


*For the sake of grammatical convenience, the masculine pronoun is used throughout the commentary.